U. S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                 AMENDMENT NO. 2
                                       TO
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                               Cove Apparel, Inc.,
                               -------------------
             (Exact name of registrant as specified in its charter)


Nevada                             5651                              95-4891903
------                             ----                              ----------
(State or other          (Primary Standard Industrial          (I.R.S. Employer
jurisdiction of           Classification Code Number)        Identification No.)
incorporation or
organization)

1003 Dormador, Suite 21, San Clemente, California                        92672
-------------------------------------------------                        -----
(Address of registrant's principal executive offices)                (Zip Code)

                                  949.224.3040
                                  ------------
              (Registrant's Telephone Number, Including Area Code)

                              Karin C. Carter, Esq.
                         3608 Hathaway Avenue, Suite 258
                          Long Beach, California 90815
                                  562.293.1733
                             Facsimile 888.844.4846
            (Name, Address and Telephone Number of Agent for Service)

Approximate date of proposed sale to the public: From time to time after this registration statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                          -------

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                          -------

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                                      CALCULATION OF REGISTRATION FEE
====================================== ======================== ==================== ======================= ===============
         Title of each class                   Amount            Proposed maximum       Proposed maximum       Amount of
            of securities                       to be             offering price           aggregate          registration
          to be registered                   registered              per share           offering price           fee
-------------------------------------- ------------------------ -------------------- ----------------------- ---------------
Common Stock, $.001 par value               2,500,000 (1)              $0.10                $250,000             $23.00
-------------------------------------- ------------------------ -------------------- ----------------------- ---------------
Common Stock, $.001 par value                100,000 (2)               $0.10                $10,000              $0.92
====================================== ======================== ==================== ======================= ===============
                                                                                       Total Registration Fee:   $23.92
(1)Represents shares offered for sale by Cove Apparel, Inc.
(2)Represents shares offered by a selling shareholder. The offering price of
$0.10 per share for the selling shareholder was estimated for the purpose of calculating the registration fee pursuant to Rule 457 of Regulation C.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                             Preliminary Prospectus
                               Cove Apparel, Inc.,
                              a Nevada corporation

                        2,600,000 Shares of Common Stock


         This prospectus relates to 2,600,000 shares of our common stock. We are offering for sale on a "best efforts" basis 2,500,000 shares of our common stock in a direct public offering. The purchase price is $0.10 per share. No underwriter is involved in the offering and distribution of the shares. We are offering the shares without any underwriting discounts or commissions. Our president, Daniel Trotter, will offer and sell the shares on our behalf. If all of the shares offered are purchased, the proceeds to us will be $250,000. No minimum amount is required to be sold in this offering. This is our initial public offering and no public market currently exists for shares of our common stock. This offering will terminate six months following the effective date of this prospectus.


-------------------- ------------------ -------------------- ---------------
Title of securities  Number of offered    Offering price       Proceeds
   to be offered          shares             per share
-------------------- ------------------ -------------------- ---------------
  Common Stock(1)        2,500,000             $0.10           $250,000
-------------------- ------------------ -------------------- ---------------
 (1)Represents shares offered for sale by Cove Apparel, Inc.

         Additionally, the selling security holder wants to sell 100,000 shares of our issued and outstanding common stock. The selling security holder will sell at a price of $0.10 per share until the shares are quoted on the OTC Bulletin Board or Electronic Pink Sheets and thereafter at prevailing market prices or privately negotiated prices. We will not receive any of the proceeds from the sale of those shares being offered by the selling shareholder.

         See "Risk Factors" on Pages 5 to 7 for factors to be considered before purchasing shares of our common stock.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

         The information in this prospectus is not complete and may be changed. We will not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale of these securities is not permitted.



                  The date of this prospectus is March 7, 2003.
                             Subject to completion.

                       TABLE OF CONTENTS

Prospectus Summary ...........................................................4
Risk Factors..................................................................5
Forward Looking Statements....................................................7
Use of Proceeds...............................................................8
Determination of Offering Price...............................................8
Dilution......................................................................8
Selling Security Holders......................................................9
Plan of Distribution.........................................................10
Legal Proceedings............................................................11
Directors, Executive Officers, Promoters and Control Persons.................12
Security Ownership of Certain Beneficial Owners and Management...............12
Description of Securities....................................................13
Interest of Named Experts and Counsel........................................13
Disclosure of Commission Position on Indemnification for Securities
Act Liabilities..............................................................13
Organization Within Last Five Years..........................................14
Description of Business......................................................14
Management' Discussion and Analysis of Financial Condition and
Results of Operations........................................................18
Description of Property......................................................18
Certain Relationships and Related Transactions...............................19
Market for Common Equity and Related Stockholder Matters.....................20
Executive Compensation ......................................................20
Financial Statements.........................................................22
Changes in and Disagreements with Accountants on Accounting and
Financial Disclosure.........................................................35
Legal Matters................................................................35
Experts......................................................................35
Additional Information.......................................................35
Indemnification of Directors and Officers....................................35
Other Expenses of Issuance and Distribution..................................36
Recent Sales of Unregistered Securities......................................36
Exhibits.....................................................................36
Undertakings.................................................................37
Signatures...................................................................39

Outside Back Cover Page

Dealer Prospectus Delivery Obligation

Until _______, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligations to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Prospectus Summary
------------------

Our Business:                      Our principal business address is 1003
                                   Dormador, Suite 21, San Clemente, California
                                   92672. Our telephone number is 949.224.3040.

                                   We intend to be a surf apparel company
                                   specializing in casual apparel and
                                   accessories for men, women and juniors. We propose to market, distribute and sell surf-inspired clothing, footwear, eyewear and other accessories through a network of associates located in the Caribbean Islands. Initially, we will distribute surf wear and accessories manufactured by third party surf wear manufacturers. As of the date of this prospectus, we have distributed surf apparel manufactured by Lost Enterprises. If we raise sufficient capital in this offering, then we intend to develop, design, contract for manufacture, market, and distribute our own collection of men's apparel under the brand name "Release." The Release line is currently in the planning stage and will be more comprehensively developed if we raise sufficient capital.


Our state of organization:         We were incorporated as Lisa Morrison, Inc.,
                                   in Nevada on December 13, 2001. On January 8,
                                   2002 we changed our name to Cove Apparel, Inc.


Summary financial information:     The summary financial information set forth
                                   below is derived from the more detailed
                                   financial statements appearing elsewhere in this prospectus. Our fiscal year end is September 30. We have prepared our financial statements contained in this prospectus in accordance with accounting principles generally accepted in the United States. All information should be considered in conjunction with our financial statements and the notes contained elsewhere in this prospectus.


        Income Statement        Period from inception    Period from inception
                                 at December 13, 2001     at December 13, 2001
                                         to                         to
                                 December 30, 2002          September 30, 2002


        Revenue                       $9,321                      $6,000
        General and administrative
        expense                      $59,344                     $42,699
        Net Loss                    ($50,023)                    $36,699
        Net Loss Per Share            $(0.02)                     $(0.02)



        Balance Sheet           December 30, 2002         September 30, 2002

         Total Assets                 $2,957                      $6,571
         Total Liabilities           $12,247                      $8,037
         Shareholders' Deficiency    ($9,290)                    ($1,466)



Primary offering
----------------


Number of shares being offered:    We intend to sell a maximum of 2,500,000
                                   shares of our common stock being registered pursuant to this prospectus. This offering will terminate six months after the effective date of this registration statement.

Number of shares outstanding       2,600,000 shares of our common stock are
after the offering:                currently issued and outstanding. After the
                                   offering, a maximum of 5,100,000 shares of our common stock will be issued and outstanding.

Estimated use of                   We will receive $250,000 if all of the
proceeds:                          offered shares are sold. We intend to use any
                                   proceeds from such sale for marketing
                                   expenses and for working capital.

Secondary offering
------------------

Number of shares being offered:    The selling security holder wants to sell
                                   100,000 shares of our issued and outstanding common stock. The selling security holder will sell at a price of $0.10 per share until the shares are quoted on the OTC Bulletin
                                   Board or Electronic Pink Sheets and
                                   thereafter at prevailing market prices or privately negotiated prices.

Estimated use of                   We will not receive any of the proceeds from
proceeds:                          the sale of those shares being offered by the
                                   selling security holder.


                                  RISK FACTORS

In addition to the other information in this prospectus, the following risk factors should be considered carefully in evaluating our business before purchasing any of our shares of common stock. A purchase of our common stock is speculative in nature and involves a lot of risks. Any person who cannot afford the loss of his or her entire purchase price for the offered shares should not purchase of the offered shares because such a purchase is highly speculative and involves significant risks. Our business objectives must also be considered speculative, and we cannot guaranty that we will satisfy those objectives. Purchasers of the offered shares may not realize any return on their purchase of the offered shares. Purchasers may lose their investments in us completely.

We may not be able to further implement our business strategy unless sufficient funds are raised in this offering, which could prevent us from becoming profitable. There is no minimum offering to ensure that sufficient funds will be raised.

In order to further develop our business and fund proposed marketing activities to the extent we envision, we believe that we need proceeds of approximately $150,000 from this offering. We believe that $150,000 will be sufficient to pay for the expenses of this offering and our proposed marketing activities. There is no minimum offering and we may not realize sufficient proceeds to complete further development costs, or to provide adequate cash flow for planned marketing expenses. Our inability to raise sufficient funds in this offering may significantly hinder our growth. If we fail to raise sufficient funds in this offering, investors may lose their entire cash investment.

We have a limited operating history upon which an evaluation of our prospects can be made.

We were formed on December 13, 2001. Our lack of operating history makes an evaluation of our business and prospects very difficult. Our prospects must be considered speculative, considering the risks, expenses, and difficulties frequently encountered in the establishment of a new business. We cannot be certain that our business will be successful or that we will generate significant revenues.

We have incurred a net loss since inception and expect to incur net losses for the foreseeable future.


As of December 31, 2002, our net loss since inception was $50,023. We expect to incur significant operating and capital expenditures and, as a result, we expect significant net losses in the future. We will need to generate significant revenues to achieve and maintain profitability. We may not be able to generate sufficient revenues to achieve profitable operations.


We may not be able to operate profitably if we fail to anticipate and interpret fashion trends.

We believe that our success depends in part on our ability to anticipate, gauge and respond to changing consumer demands and fashion trends in a timely manner. We propose to target the youth, active, outdoor and extreme sports markets, and in particular, surfing enthusiasts. We cannot guaranty that we will be successful in anticipating consumer tastes and preferences. If we misjudge the market for our proposed line of clothing and accessories, we may be faced with a significant amount of unsold inventory, which could keep us from generating profits.

Distributors may not accept the third-party merchandise we intend to sell or the apparel we may subsequently introduce under our own label.

In order to generate sales of our proposed apparel and accessory lines, we need to develop relationships with clothing manufacturers and distributors, and establish channels of distribution. We cannot guaranty that we can establish distribution in key locations through retail distributors of surfing equipment and beach attire shops and through chain stores. It is uncertain that our fashions or any new products or collections that we may add in the future will achieve success or profitability. Introducing new collections and products under a private label generally entails relatively high start-up costs and inefficiencies in producing, distributing, and marketing the initial limited quantities of such products. However, due to inefficiencies associated with operating a private label, we may not be able to obtain a sufficient inventory in these products. We cannot guaranty that any collection or product which we may introduce will achieve profitable sales levels. Expanding our operations or lines of merchandise also could require capital greater than our cash flow or available credit resources.


^


Our officers and directors are engaged in other activities that could conflict with our interests. Therefore, our officers and directors may not devote sufficient time to our affairs, which may affect our ability to conduct marketing activities and generate revenues.

The individuals serving as our officers and directors have existing responsibilities and may have additional responsibilities to provide management and services to other entities. As a result, conflicts of interest between us and the other activities of those entities may occur from time to time, in that our officers and directors shall have conflicts of interest in allocating time, services, and functions between the other business ventures in which he may be or become involved and our affairs. Mr. Trotter currently works for us on a full-time basis. Mr. Peterson currently works for us on a part-time basis, and also works for O'Neill Clothing, a manufacturer of wetsuits and activewear for the surfing and watersports industry. Mr. Peterson's positions with O'Neill Clothing have included both marketing and promotion, warehouse operations design. Because Mr. Peterson has existing responsibilities to provide services to O'Neill Clothing, conflicts of interest between us and O'Neill Clothing may occur from time to time. Mr. Peterson may have conflicts of interest in allocating time, services, and functions between the O'Neill Clothing and our affairs.

Our officers and directors control our operations and matters requiring shareholder approval.

Our officers and directors own approximately 96% of our outstanding shares of common stock. Even if all the offered shares are sold, our officers and directors will still own approximately 49% of our outstanding shares of common stock. As a result, our officers and directors will have the ability to significantly influence all matters requiring approval by our shareholders, including the election and removal of directors. Such control will allow our officers and directors to control the future course of the company. Our officers and directors do not intend to purchase any of the shares in this offering.

The concurrent offering of shares by our selling security holders with the offering of shares to be sold by us may make it more difficult for us to sell our shares

We are selling 2,500,000 shares concurrently with the sale of 100,000 shares to be sold by the selling security holder. To the extent that selling security holder and our shares are being offered for sale concurrently, shares sold by our selling security holders may reduce the number of investors willing to buy our shares as well as the demand for our shares. As a result, we may not be able to raise sufficient funds from this offering to implement our business strategy and our ability to raise capital may be hampered.

We arbitrarily determined the offering price of the shares of common stock. Therefore, investors may lose all or part of their investment if the offering price is higher than the current market value of the offered shares.

The offering price of the shares of common stock being offered by us has been determined primarily by our capital requirements and has no relationship to any established criteria of value, such as book value or earnings per share. Additionally, because we have no significant operating history and have only generated minimal revenues to date, the price of the shares of common stock is not based on past earnings, nor is the price of the shares indicative of current market value for the assets owned by us. Investors could lose all or a part of their investment if the offering price has been arbitrarily set too high. Even if a public trading market develops for our common stock, the shares may not attain market values commensurate with the offering price.

We lack a public market for shares of our common stock, which may make it difficult for investors to sell their shares.

There is no public market for shares of our common stock. We cannot guaranty that an active public market will develop or be sustained. Therefore, investors may not be able to find purchasers for their shares of our common stock. Should there develop a significant market for our shares, the market price for those shares may be significantly affected by such factors as our financial results and introduction of new products and services.

Our auditors have questioned our ability to continue operations as a "going concern." Investors may lose all of their investment if we are unable to continue operations.

We hope to obtain revenues from future product sales, but there is no commitment by any person for purchase of our products. In the absence of significant sales and profits, we may seek to raise additional funds to meet our working capital needs principally through the additional sales of our securities. However, we cannot guaranty that we will be able to obtain sufficient additional funds when needed, or that such funds, if available, will be obtainable on terms satisfactory to us. As a result, our auditors believe that substantial doubt exists about our ability to continue operations.

Forward Looking Statements
--------------------------

Information in this prospectus contains "forward looking statements" which can be identified by the use of forward-looking words such as "believes", "estimates", "could", "possibly", "probably", "anticipates", "estimates", "projects", "expects", "may", "will", or "should" or other variations or similar words. No assurances can be given that the future results anticipated by the forward-looking statements will be achieved. The following matters constitute cautionary statements identifying important factors with respect to those forward-looking statements, including certain risks and uncertainties that could cause actual results to vary materially from the future results anticipated by those forward-looking statements. Among the key factors that have a direct bearing on our results of operations are the effects of various governmental regulations, the fluctuation of our direct costs and the costs and effectiveness of our operating strategy. Other factors could also cause actual results to vary materially from the future results anticipated by those forward-looking statements.

Use of Proceeds
---------------

We will receive up to $250,000 if all of the shares of common stock offered by us at $0.10 per share are purchased. We cannot guaranty that we will sell any or all of the shares being offered by us.

============================== ======================== ================== ================== ====================================
Offered Shares Sold               Offering Proceeds        Approximate         Total Net        Principal Uses of Net Proceeds
                                                        Offering Expenses      Offering
                                                                               Proceeds*
------------------------------ ------------------------ ------------------ ------------------ ------------------------------------
                                                                                              Rent/Office Expenses:    $1,000
                                                                                              Website Development:    $15,000
                                                                                              Computer Equipment:      $1,000
                                                                                              Marketing/Printing:     $21,360
      625,000 shares (25%)           $62,500                $16,174           $44,860         Working Capital:         $6,500
------------------------------ ------------------------ ------------------ ------------------ ------------------------------------
                                                                                              Rent/Office Expenses:    $2,500
                                                                                              Website Development:    $25,000
                                                                                              Computer Equipment:      $2,500
                                                                                              Marketing/Printing:     $61,360
    1,250,000 shares (50%)          $125,000                $16,174           $107,360        Working Capital:        $16,000
------------------------------ ------------------------ ------------------ ------------------ ------------------------------------
                                                                                              Rent/Office Expenses:    $7,500
                                                                                              Website Development:    $35,000
                                                                                              Computer Equipment:      $4,000
                                                                                              Marketing/Printing:     $97,860
    1,875,000 shares (75%)          $187,500                $16,174           $169,860        Working Capital:        $25,500
------------------------------ ------------------------ ------------------ ------------------ ------------------------------------
                                                                                              Rent/Office Expenses:   $18,500
                                                                                              Website Development:    $65,000
                                                                                              Computer Equipment:     $45,000
                                                                                              Marketing/Printing:    $135,360
    2,500,000 shares (100%)          $250,000               $16,174           $232,360        Working Capital:        $35,000
============================== ======================== ================== ================== ====================================
* Takes into account our deficit of $1,466 as of September 30, 2002

If less than 25% of the shares are sold, then we intend to use the net proceeds that we receive solely for working capital. Working capital will be used to pay general administrative expenses of approximately $10,000, operating expenses of approximately $20,000, legal expenses of approximately $10,000, and accounting expenses of approximately $7,000 for the next twelve months. Those expenses may increase if we are able to grow our operations and marketing activities.

Assuming at least 50% of the shares are purchased, we intend to use 55% of the net proceeds for marketing expenses, and 15% of the proceeds for working capital. Marketing expenses includes costs associated with in person marketing presentations to potential customers, including travel and entertainment expenses. Marketing expenses also includes development, preparation and printing of print media marketing materials, such as brochures and catalogs.

None of the proceeds will be used to reimburse the expenses that were previously paid by our president including office rent or compensation for services provided prior to the offering. If the offering proceeds are insufficient to pay the offering expenses in full, then we intend to pay those expenses from our current cash reserves.

We will not receive any of the proceeds from the sale of those shares being offered by the selling security holders.

Determination of Offering Price
-------------------------------

Factors Used to Determine Share Price. The offering price of the 2,500,000 shares of common stock being offered by us has been determined primarily by our capital requirements and has no relationship to any established criteria of value, such as book value or earnings per share. Additionally, because we have no significant operating history and have not generated any revenues to date, the price of the shares of common stock is not based on past earnings, nor is the price of the shares indicative of current market value for the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion.

The offering price of the shares being offered by the selling security holders has no relationship to any established criteria of value, such as book value or earnings per share.

Dilution
--------

We intend to sell 2,500,000 shares of our common stock being registered by this registration statement. We were initially capitalized by the sale of our common stock. The following table sets forth the number of shares of common stock purchased from us, the total consideration paid and the price per share. The table assumes all 2,500,000 shares of common stock will be sold. The founding shareholders include Daniel Trotter and Shawn Peterson, our officers and directors.

--------------------------------------------------------------- --------------------- --------------------- -----------------------
                                                                  100% of offered        50% of offered     25% of offered shares
                                                                  shares are sold       shares are sold            are sold
--------------------------------------------------------------- --------------------- --------------------- -----------------------
Offering Price                                                  $0.10 per share       $0.10 per share       $0.10 per share
--------------------------------------------------------------- --------------------- --------------------- -----------------------
Net tangible book value at 9/30/02                              ($0.001) per share    ($0.001) per share    ($0.001) per share
--------------------------------------------------------------- --------------------- --------------------- -----------------------
Net tangible book value after giving effect to the offering     $0.05 per share       $0.03 per share       $0.01 per share
--------------------------------------------------------------- --------------------- --------------------- -----------------------
Increase in net tangible book value per share attributable to
cash payments made by new investors                             $0.05 per share       $0.03 per share       $0.01 per share
--------------------------------------------------------------- --------------------- --------------------- -----------------------
Per Share Dilution to New Investors                             $0.05 per share       $0.07 per share       $0.09 per share
--------------------------------------------------------------- --------------------- --------------------- -----------------------
Percent Dilution to New Investors                                       50%                   70%                    90%
--------------------------------------------------------------- --------------------- --------------------- -----------------------

(1)Our founding shareholder was issued 1,000,000 shares of our common stock in exchange for advancing incorporation expenses valued at approximately $1,000.
(2) This shareholder was issued 1,500,000 shares of our common stock in exchange for $15,000.
(3) This shareholder was issued 100,000 shares of our common stock in exchange for services valued at $1,000.


The following table sets forth the difference between the offering price of the shares of our common stock being offered by us, the net tangible book value per share, and the net tangible book value per share after giving effect to the offering by us, assuming that 100%, 50% and 25% of the offered shares are sold. Net tangible book value per share represents the amount of total tangible assets less total liabilities divided by the number of shares outstanding as of December 31, 2002.

-------------------------------------------------------------- ----------------------- ---------------------- ----------------------
                                                                  100% of offered         50% of offered       25% of offered shares
                                                                  shares are sold         shares are sold            are sold
-------------------------------------------------------------- ----------------------- ---------------------- ----------------------
Offering Price                                                    $0.10 per share         $0.10 per share         $0.10 per share
-------------------------------------------------------------- ----------------------- ---------------------- ----------------------
Net tangible book value at 12/31/02                              ($0.02) per share       ($0.02) per share       ($0.02) per share
-------------------------------------------------------------- ----------------------- ---------------------- ----------------------
Net tangible book value after giving effect to the offering       $0.04 per share         $0.03 per share         $0.01 per share
-------------------------------------------------------------- ----------------------- ---------------------- ----------------------
Increase in net tangible book value per share attributable        $0.06 per share         $0.05 per share         $0.03 per share
to cash payments made by new investors
-------------------------------------------------------------- ----------------------- ---------------------- ----------------------
Per Share Dilution to New Investors                               $0.06 per share         $0.07 per share         $0.09 per share
-------------------------------------------------------------- ----------------------- ---------------------- ----------------------
Percent Dilution to New Investors                                       60%                     70%                     90%
-------------------------------------------------------------- ----------------------- ---------------------- ----------------------

The shares offered for sale by the selling security holders are already outstanding and, therefore, do not contribute to dilution.

Selling Security Holder
-----------------------

The following table sets forth information concerning the selling security holder including:

 1. the number of shares owned by the selling security holder prior to this offering;
 2. the total number of shares that are to be offered by the selling security holder;
 3. the total number of shares of common stock that will be owned by the selling security holder upon completion of the offering; and
 4. the percentage of common stock that will be owned by the selling security holder upon completion of the offering if all of the offered shares are sold by the selling security holder.

The shares offered for sale constitute all of the shares known to us to be beneficially owned by the selling security holder. The selling security holder has no position or office with us, nor any material relationship with us. The selling security holder is not a broker-dealer or an affiliate of a broker-dealer to our knowledge.

------------------------------ ------------------------ ------------------------ ------------------------ --------------------------
   Name of Selling Security      Amount of Shares of      Amount of Shares of      Amount of Shares of       Percentage of Common
            Holder              Common Stock Owned by     Common Stock to be      Common Stock Owned by   Stock Owned if all of the
                                  Selling Security      Offered by the Selling   Selling Security Holder   Offered Shares Are Sold
                                  Holder Before the        Security Holder         After the Offering
                                      Offering
------------------------------ ------------------------ ------------------------ ------------------------ --------------------------
BMR Solutions, Inc.                   100,000                  100,000                     0                         0%
------------------------------------------------------------------------------------------------------------------------------------
Brian Mirrotto*                       78,470*                  78,470*                     0                         0%
------------------------------------------------------------------------------------------------------------------------------------
George Thomas Glass III*               245*                     245*                       0                         0%
------------------------------------------------------------------------------------------------------------------------------------
Karl Hoshor*                           490*                     490*                       0                         0%
------------------------------------------------------------------------------------------------------------------------------------
Vanessa Jeftic*                         98*                      98*                       0                         0%
------------------------------------------------------------------------------------------------------------------------------------
Matthew Paul Mehl*                     589*                     589*                       0                         0%
------------------------------------------------------------------------------------------------------------------------------------



                                       9


Chris Roesti*                          196*                     196*                       0                         0%
------------------------------------------------------------------------------------------------------------------------------------
James Doone*                           196*                     196*                       0                         0%
------------------------------------------------------------------------------------------------------------------------------------
Ronald Pasquesi*                       490*                     490*                       0                         0%
------------------------------------------------------------------------------------------------------------------------------------
Eric J. Peterson*                     1,962*                   1,962*                      0                         0%
------------------------------------------------------------------------------------------------------------------------------------
John K. Shukur*                       1,962*                   1,962*                      0                         0%
------------------------------------------------------------------------------------------------------------------------------------
JR Sterling*                          7,847*                   7,847*                      0                         0%
------------------------------------------------------------------------------------------------------------------------------------
Danalee Rachelle Smith*                 98*                      98*                       0                         0%
------------------------------------------------------------------------------------------------------------------------------------
Douglas Brian DeLa Garza*              490*                     490*                       0                         0%
------------------------------------------------------------------------------------------------------------------------------------
Jeff Nelson*                           981*                     981*                       0                         0%
------------------------------------------------------------------------------------------------------------------------------------
Jerry Cardenas*                        196*                     196*                       0                         0%
------------------------------------------------------------------------------------------------------------------------------------
Anne Keel LeClair*                     392*                     392*                       0                         0%
------------------------------------------------------------------------------------------------------------------------------------
Neilan Vancas*                         196*                     196*                       0                         0%
------------------------------------------------------------------------------------------------------------------------------------
Mike Corder*                           196*                     196*                       0                         0%
------------------------------------------------------------------------------------------------------------------------------------
Molly Carlier*                          98*                      98*                       0                         0%
------------------------------------------------------------------------------------------------------------------------------------
Jeffrey R. Kremers*                     98*                      98*                       0                         0%
------------------------------------------------------------------------------------------------------------------------------------
Michael D. Russell*                     98*                      98*                       0                         0%
------------------------------------------------------------------------------------------------------------------------------------
Sonny A. Martinez*                      98*                      98*                       0                         0%
------------------------------------------------------------------------------------------------------------------------------------
Andrea Martinez*                        98*                      98*                       0                         0%
------------------------------------------------------------------------------------------------------------------------------------
Patrick R. O'Curran Jr.*               196*                     196*                       0                         0%
------------------------------------------------------------------------------------------------------------------------------------
Jesus Avelar*                           98*                      98*                       0                         0%
------------------------------------------------------------------------------------------------------------------------------------
Jason Ortega*                          196*                     196*                       0                         0%
------------------------------------------------------------------------------------------------------------------------------------
Peggy Ann Hancock*                    3,923*                   3,923*                      0                         0%
------------------------------------------------------------------------------------------------------------------------------------
   *  Shareholders in BMR Solutions, Inc. The number of shares indicated for each shareholder in BMR Solutions, Inc.
      represents each individual's pro-rata share of the 100,000 shares issued to BMR Solutions, Inc., and as such, these individuals might be considered possible selling security holders. However, none of these individuals directly own any shares in us.


Plan of Distribution
--------------------

Primary Offering. We are offering for sale 2,500,000 shares of our common stock in a direct public offering. We have not conducted any discussions or negotiations for the sale of all or any portion of those 2,500,000 shares of our common stock. There is no minimum number of shares that must be purchased by each prospective purchaser and the maximum number of shares we will sell is 2,500,000. We will not pay any commissions or other fees, directly or indirectly to any person or firm in connection with solicitation of sales of the common stock. There are no minimum proceeds set for this offering. We will not place the funds raised in an escrow account. All funds received in this offering will be deposited directly into our corporate general account and will be available for immediate utilization. Our officers and directors do not have any agreement or plan to purchase any shares in this offering. This offering will terminate six months following the effective date of this registration statement. No extensions in the six month offering period will be made.

Daniel Trotter, our president, will participate in the offer and sale of our shares of common stock, and rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934. Although Mr. Trotter is an associated person of the company as that term is defined in Rule 3a4-l under the Exchange Act, he is deemed not to be a broker for the following reasons:

    o Mr. Trotter is not subject to a statutory disqualification as that term is defined in Section 3(a)(39) of the Exchange Act at the time of his participation in the sale of our securities.
    o Mr. Trotter will not be compensated for his participation in the sale of company securities by the payment of commission or other remuneration based either directly or indirectly on transactions in securities.
    o Mr. Trotter is not an associated person of a broker or dealer at the time of participation in the sale of company securities.

Mr. Trotter will restrict his participation to the following activities:

    o preparing any written communication or delivering any communication through the mails or other means that does not involve oral solicitation by the president of a potential purchaser;
    o responding to inquiries of potential purchasers in communication initiated by the potential purchasers, provided, however, that the content of responses are limited to information contained in a registration statement filed under the Securities Act or other offering document;
    o performing ministerial and clerical work involved in effecting any transaction.

We have not retained a broker for the sale of securities being offered. In the event we retain a broker who may be deemed an underwriter, an amendment to the registration statement will be filed.

The shares of common stock being offered by us have not been registered for sale under the securities laws of any state as of the date of this prospectus. We intend to register or qualify the offered shares in the following states:
Nevada, Colorado, Wisconsin and New York.


Secondary Offering. The selling security holder wants to sell 100,000 shares of our issued and outstanding common stock. The selling security holder will sell at a price of $0.10 per share until the shares are quoted on the OTC Bulletin Board or Electronic Pink Sheets and thereafter at prevailing market prices or privately negotiated prices. The selling shareholder may distribute those 100,000 shares to its own shareholders when the registration statement is declared effective. The expenses of the offering by the selling security holder, which are estimated to be $200, will be paid by us. Those shareholders of BMR Solutions, Inc. may resell those shares from time to time in the over-the-counter market or otherwise at prices and on terms then prevailing or then related to the then-current market price or in negotiated transactions. The shareholders of BMR Solutions, Inc. include: Brian Mirrotto, George Glass III, Karl Hoshor, Era Jeftic, Matthew Mehl, Chris Roesti, James Doone, Ronald Pasquesi, Eric J. Peterson, John K. Shukur, J. Sterling, Danalee Smith, Doug De La Garza, Jeff Nelson, Jerry Cardenas, Anne LeClair, Neilan Vancas, Mike Corder, Molly Carlier, Jeffrey Kremers, Michael Russell, S.A. Martinez, Andrea Martinez, Patrick O'Curran Jr., Jesus Avelar, Jason Ortega, and Peggy Hancock. None of these individuals have any affiliation with us.


We have filed the registration statement, of which this prospectus forms a part, with respect to the sale of the shares by the selling security holders. There can be no assurance that the selling security holders will sell any or all of the offered shares.

We have informed the selling security holder that, during such time as they may be engaged in a distribution of any of the shares we are registering by this registration statement, they are required to comply with Regulation M. In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security, except as specifically permitted by Rule 104 of Regulation M. These stabilizing transactions may cause the price of our common stock to be more than it would otherwise be in the absence of these transactions. We have informed the selling security holder that stabilizing transactions permitted by Regulation M allow bids to purchase our common stock if the stabilizing bids do not exceed a specified maximum. Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices. Selling security holder and distribution participants are required to consult with their own legal counsel to ensure compliance with Regulation M.

Legal Proceedings
-----------------

There are no legal actions pending against us nor are any legal actions contemplated by us at this time.

Directors, Executive Officers, Promoters and Control Persons
------------------------------------------------------------

The following table sets forth information regarding our executive officer and director.

================== =============== ===========================================
Name                    Age        Position
------------------ --------------- -------------------------------------------
Daniel Trotter           29        President, Secretary and Director
------------------ --------------- -------------------------------------------
Shawn Peterson           22        Treasurer and Director
================== =============== ===========================================


Daniel Trotter. Mr. Trotter is our president, secretary and a director since January 2002. Mr. Trotter is responsible for our day-to-day operations, including the design of our proposed surf apparel line. Mr. Trotter has surfed for the last twenty years and monitors the trends in the surf apparel industry. Since 1997, Mr. Trotter has also worked as a teacher. In 1997, Mr. Trotter received his Bachelor of Arts degree in Liberal Arts with a minor in French from Saint Mary's College of California. Mr. Trotter is not an officer or director of any reporting company.

Shawn Peterson. Mr. Peterson has been our treasurer and a director since January 2002. Mr. Peterson is responsible for our administration and maintaining our financial records as well as establishing contacts in the surf apparel industry. From 1999 to the present, Mr. Peterson has worked for O'Neill Clothing, a manufacturer of wetsuits and activewear for the surfing and watersports industry. Mr. Peterson's positions with O'Neill Clothing have included both marketing and promotion, warehouse operations design. Mr. Peterson has existing responsibilities to provide services O'Neill Clothing. As a result, conflicts of interest between us and O'Neill Clothing may occur from time to time, in that Mr. Peterson may have conflicts of interest in allocating time, services, and functions between the O'Neill Clothing and our affairs. Mr. Peterson is not an officer or director of any reporting company.

There is no family relationship between any of our officers or directors. There are no orders, judgments, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining any of our officers or directors from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony. Nor are any of the officers or directors of any corporation or entity affiliated with us so enjoined.

Security Ownership of Certain Beneficial Owners and Management
--------------------------------------------------------------


The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 7, 2003, by each person or entity known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, each of our directors and named executive officers, and all of our directors and executive officers as a group. The percentages in the table assume that the selling security holders will not sell any of their shares which are being registered in this registration statement.

Title of Class            Name and Address of          Amount and Nature of   Percent of Class      Percent of        Percent of
                            Beneficial Owner             Beneficial Owner     if No Shares are       Class if          Class if
                                                                                    Sold            1,250,000         2,500,000
                                                                                                 Shares are Sold   Shares are Sold
--------------- ------------------------------------- ----------------------- ------------------ ----------------- -----------------
 Common Stock              Daniel Trotter               1,000,000 shares,
                      1003 Dormador, Suite 21         president, secretary,        38.46%             25.97%            19.61%
                   San Clemente, California 92672            director
 Common Stock              Shawn Peterson
                      1003 Dormador, Suite 21            1,500,000 shares          57.69%             38.96%            29.41%
                   San Clemente, California 92672      treasurer, director

 Common Stock    All directors and named executive       2,500,000 shares          96.15%             64.94%            49.02%
                        officers as a group

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. In accordance with Securities and Exchange Commission rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

Changes in Control. Our management is not aware of any arrangements which may result in "changes in control" as that term is defined by the provisions of Item 403(c) of Regulation S-B.

Description of Securities
-------------------------


We were originally authorized to issue 50,000,000 shares of $.001 par value common stock and 5,000,000 shares of $.001 par value preferred stock. As of March 7, 2003, 2,600,000 shares of our common stock were issued and outstanding. No preferred stock is issued or outstanding.


Each shareholder of our common stock is entitled to a pro rata share of cash distributions made to shareholders, including dividend payments. The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of our directors or any other matter. Therefore, the holders of more than 50% of the shares voted for the election of those directors can elect all of the directors. The holders of our common stock are entitled to receive dividends when, as and if declared by our Board of Directors from funds legally available therefore. Cash dividends are at the sole discretion of our Board of Directors. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock. Holders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

Dividend Policy. We have never declared or paid a cash dividend on our capital stock. We do not expect to pay cash dividends on our common stock in the foreseeable future. We currently intend to retain our earnings, if any, for use in our business. Any dividends declared in the future will be at the discretion of our board of directors and subject to any restrictions that may be imposed by our lenders.

Our Articles of Incorporation and our Bylaws do not contain any provisions which were included to delay, defer, discourage or prevent a change in control.

Interest of Named Experts and Counsel
-------------------------------------

No "expert" or our "counsel" was hired on a contingent basis, or will receive a direct or indirect interest in us, or was a promoter, underwriter, voting trustee, director, officer, or employee of the company, at any time prior to the filing of this registration statement.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities
-------------------------------------------------------------------------

Article Seventh of our Articles of Incorporation provides, among other things, that our officers and directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as an officer or a director, except for liability:

    o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or
    o for unlawful payments of dividends or unlawful stock purchase or redemption by us.

Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless the act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that act and is, therefore, unenforceable.

Organization Within Last Five Years
-----------------------------------


Transactions with Promoters. Daniel Trotter and Lisa Morrison were our promoters. Ms. Morrison did not provide any services or assets to us and therefore did not receive any compensation. Ms. Morrison has information that would be required to be disclosures by Item 401(d) or Item 404(d) of Regulation S-B, and is no longer affiliated with us. On January 14, 2002, we issued 1,000,000 shares of our common stock to Mr. Trotter in exchange for payment by Mr. Trotter of our incorporation expenses of approximately $1,000, which represented the fair value of the common stock on the date of issuance.


Description of Business
-----------------------

Our Background. We were incorporated in Nevada on December 13, 2001. On January 8, 2002, we changed our name to Cove Apparel, Inc.

Our Business. We intend to be a beachwear and surf apparel company specializing in casual apparel and accessories for men, women and teens. We propose to market, distribute and sell surf-inspired clothing, footwear, eyewear and other accessories through a network of associates located in the Caribbean Islands. Initially, we will distribute beachwear surfing apparel and accessories manufactured by third party manufacturers. We do not have any firm purchase commitments with third parties, although we have recently distributed surf apparel manufactured by Lost Enterprises. We do not have any formal written agreement with Lost Enterprises. Lost Enterprises has no obligation to provide surf apparel to us and, therefore, Lost Enterprises may terminate our relationship at any time.

If we raise sufficient capital in this offering, then we intend to develop, design, contract for manufacture, market, and distribute our own collection of beach apparel under the brand name "Release." Our Release line is currently in the planning stage and will be more comprehensively developed if we raise sufficient capital. We intend to design and develop our "Release" brand in-house, and hope to outsource the manufacture of our proposed products to various third-party apparel manufacturers in Europe and Asia. To date, we have not taken any additional steps to design and develop the Release line because we have focused our efforts on distributing surf apparel manufactured by Lost Enterprises; by that means we hope we will be able to develop a customer base for the Release line. We hope that we will raise at least $10,000 to develop the Release line and launch a product offering within the next six months.

In the meantime, we will rely on third-party providers of apparel, including but not limited to, "Lost Enterprises," and "Ambiguous Industries" to supply us with goods that represent current and emerging fashion trends. We also hope to arrange to sell goods produced by Utopia Optics and Rainbow Sandals. However, at this time, we do not have any formal written agreement with Lost Enterprises, Ambiguous Industries, or any other supplier. We believe that our success will depend on our ability to promote products consistent with the surfing culture image, and anticipate and respond to changing consumer demands and tastes. Our goal is to build a reputation as a leading retailer of surfing-related and casual beachwear fashions, and maintain a balanced company through wholesale, licensing, and retail operations.

Merchandising. Our management monitors and evaluates fashion trends throughout the world to discover new fabrics, styles and influences. We anticipate that our management will understand the requirements of sales, merchandising and retail aspect of our operations in order to select products to meet the needs of our markets. We will rely on our third party suppliers to provide us with merchandising support in the form of logos, stickers, and catalogues.

Our Products. We intend to market and sell products distinguished by youthful styling, innovative design, active fabrics and quality construction. We anticipate that our collection will include shirts, jackets, shorts and pants, as well as beach, surf and ski accessories. We anticipate that our products will be moderately priced. For example, we estimate that typical retail prices for our apparel products will range from approximately $17 for a tee shirt and $39 for pair of typical shorts to $160 for a typical snowboard jacket. Our design concepts are primarily based on our own preliminary research and development activities. We anticipate that our product lines will be presented in two seasonal collections.

Our Industry. We believe that most apparel sales are conducted through department and chain stores, although growing levels of sales have can be attributed to mass merchants, off-price retailers, online retailers and specialty stores, such as those catering exclusively to water or ski-sports enthusiasts. Many such specialty retailers are located in vacation areas and tailor their inventory to local demand. While only a small percentage of total apparel sales, we believe that online retailers have made large strides in gaining market share, and that a lucrative niche market exists for specialty stores tailored to the vacation market. In general, we believe that apparel designers must keep in tune with recent trends in the market to deliver contemporary styles and colors to customers when demand is highest. We estimate that the market for surf and sports wear evolves more quickly than non-specialty apparel, which means that manufacturers are constantly able to introduce new products into the market.

Our Suppliers. We anticipate that we will source our products through relationships with independent third-party suppliers for our product inventory. Initially, we intend to rely on selling existing products sold under the private-label brand names "Lost Enterprises," "Ambiguous Industries," "Utopia Optics," and "Rainbow Sandals" to provide us with sufficient quantities of merchandise, beginning first with Lost Enterprises and Ambiguous Industries. We have already sold products produced by Lost Enterprises. Our suppliers may work with fabric mills in the United States, Europe, and the Far East to develop woven and knitted fabrics that enhance the comfort, design, and look of their products. We estimate that the lead times for the various stages of our proposed operations from sourcing to delivery of finished goods differ for each of the proposed product lines and for the various selling seasons. For example, we believe that fabric purchases for a substantial portion of apparel products may take place four to five months prior to the corresponding selling season. Therefore, we expect that apparel production, including the cutting, manufacturing, and trimming may begin approximately 90 to 120 days prior to delivery of the finished goods to customers. We do not currently have any formal written agreements with our suppliers.

We do not own any production equipment or facilities. Therefore we will likely engage both domestic and foreign independent, third party contractors for the production of our products. If we generate significant revenues, we anticipate that we will be able to develop relationships with additional suppliers so that we will have alternative suppliers in the event that our current suppliers do not desire or are unable to supply a sufficient amount of products to meet our customers' requirements. We also plan to enter arrangements with other suppliers to diversify our product offerings.

Quality Control. We intend to monitor the quality of the shipments we receive from our suppliers to ensure that the merchandise conforms with samples received from each supplier. Our quality control program is designed to ensure that products meet our high quality standards.

Our Channels of Distribution. We hope to distribute our proposed products through a network of associates and affiliated companies. We plan to establish connections through which we will make sales of products supplied by third parties. We anticipate that our eventual sales force will be composed of our employees and independent contractors involved in surfing and other beach activities that will enhance the our corporate image, provide valuable insights into our product merchandising, and heighten our understanding of our target market. We anticipate that our retail customers will not have long-term contracts and will have no obligation to purchase our products.

We hope to develop relationships with high-end department stores which have the image and merchandising expertise that we require for effective presentation of our products. If we establish our channels of distribution, and gain market acceptance, we hope to undertake the development of our "Release" label. If our "Release" label gains adequate market acceptance, we hope to implement the shop-in-shop merchandising format by obtaining an exclusive selling area within a department store that presents a full array of Cove Apparel products using "Release" signage and fixture designs.

Specifically, we hope to accomplish the steps listed below to implement our business plan. We estimate that we will require at least $150,000 in order to be able to commence operations as envisioned below during the next twelve months. The figures and steps listed below are estimates only, and our actual progress and costs may vary from these estimates.

-------------------------------- ------------------------------------------------------- ------------------------ ----------------
              Milestones                              Steps Needed                         Estimated Timeframe    Estimated Cost
-------------------------------- ------------------------------------------------------- ------------------------ ----------------
Website                          1.       Design website contents                        within two months of         $14,000
                                 2.       Design database to collect customer data       receiving adequate
                                 3.       Deploy developed website                       funding
                                 4.       Promote website
-------------------------------- ------------------------------------------------------- ------------------------ ----------------
Retail outlets                   1.       Identify potential retail outlets              within next six months       $6,000
                                 2.       Contact retail outlets
                                 3.       Propose and negotiate terms with retail
                                          outlets
                                 4.       Begin sales and promotions
-------------------------------- ------------------------------------------------------- ------------------------ ----------------
"Release" label                  1.       Develop brand concepts                         within next eight            $55,000
                                 2.       Design advertising content/strategy            months
                                 3.       Select initial product line
                                 4.       Engage manufacturers
                                 5.       Arrange for production
                                 6.       Arrange for distribution
-------------------------------- ------------------------------------------------------- ------------------------ ----------------
Marketing and sales staff        1.       Identify staffing needs                        concurrent with              $75,000
                                 2.       Solicit applications                           establishment of
                                 3.       Interview and hire staff and/or contract       relationships with
                                          with independent contractors                   retail outlets
                                 4.       Conduct training
                                 5.       Review performance of staff
-------------------------------- ------------------------------------------------------- ------------------------ ----------------

Our Business Strategy. Our goal is to make Cove Apparel a familiar brand of beachwear, surfing apparel and related accessories. Our success will depend primarily on our ability to:

     o    merchandise innovative and distinctive product designs;
     o    maintain high standards of quality;
     o interpret fashion trends for active youths engaging in board and water sports;
     o establish advertising and marketing programs which communicate the Cove Apparel image;
     o    establish ourselves as a beachwear and surfing accessories brand;
     o maintain the integrity, consistency and direction of the Cove Apparel brand and image; and
     o develop public relations, publicity, promotional events and trademarks to create brand integrity.

Our Growth Strategy. Our growth strategy focuses on maximizing the value of the Cove Apparel as a re-seller of beach and surf-related clothing while establishing strategic relationships with leading wholesale and retail distributors, product manufacturers and suppliers. In order to implement our growth strategy we believe we must:

     o    hire, retain and train qualified employees;
     o generate high levels of interest and awareness of Cove Apparel as a reseller of surf-inspired apparel;
     o encourage consumers to visit retail outlets carrying our products and proposed website;
     o reward customer loyalty and take advantage of repeat purchasing patterns; and
     o    implement our marketing initiatives.


Advertising and Marketing. Initially, our marketing has been focused on developing our brand name in the surf industry. Since our inception, our management has conducted word of mouth marketing activities. Word of mouth marketing consists of informing individuals that participate in water sports that we intend to sell and distribute surf wear. Our management participates in several sports including surfing, snowboarding and mountain boarding. Through their participation in those sports, our management has informed other participants that we intend to sell and distribute surf wear. In addition, our management has encouraged their friends, family members and business associates to inform their friends, family members and business associates about our business. If we generate significant revenues, we intend to implement an advertising and marketing campaign to increase awareness of Cove Apparel and to acquire new customers through multiple channels, including traditional and online advertising and direct marketing. We believe that the use of multiple marketing channels reduces reliance on any one source of customers, maximizes brand awareness and promotes customer acquisition.

In order to effectively market Cove Apparel as retailer of surfing and beach apparel in the Caribbean region, we propose to establish a strong marketing, advertising and distribution presence in the surfing and other beach activity marketplaces. We may use a variety of media, including print and outdoor advertising. We may promote the "Release" brand through local and national print advertising in various publications that target teens and young adults. Our suppliers actively promote their images and the board sport lifestyle by engaging in sponsorships with professional surfers, snowboarders, and other board-sport competitors in the extreme sports market. We also intend to communicate with prospective customers through a website providing current information in an entertaining fashion to prospective consumers about our history, products and retail locations.

Our Intellectual Property. We do not presently own any patents, trademarks, licenses, concessions or royalties. The "Release" label we propose to develop is only in the planning stages. We have not secured any intellectual property protection for the "Release" label, although we intend to file a trademark application with the state of California. Use of a trademark will grant us the exclusive right to use or license that mark and will assist us in protecting our brand name and image. Once obtained, we will regard the license to use any third party trademarks and any other proprietary rights as valuable assets in the marketing of our products. If we establish our brand name and image, we may also create an enforcement program to control the sale of counterfeit products in the United States and in major markets abroad. Any trade names and trademarks developed can be helpful in garnering broad market awareness of our products and will be significant in marketing our products.


We own the Internet domain names coveapparel.com and acrobatbras.com. Under current domain name registration practices, no one else can obtain an identical domain name, but someone might obtain a similar name, or the identical name with a different suffix, such as ".org", or with a country designation. The regulation of domain names in the United States and in foreign countries is subject to change, and we could be unable to prevent third parties from acquiring domain names that infringe or otherwise decrease the value of our domain names. Our website is currently being developed.


Our Research and Development. We are not currently conducting any research or development activities other than the development of our website. We do not anticipate conducting such activities in the near future.

Competition. The surf apparel industry is highly competitive and fragmented, and is subject to rapidly changing consumer demands and preferences. We believe that our success depends in large part upon our ability to anticipate, gauge and respond to changing consumer demands and fashion trends in a timely manner.

We compete with numerous apparel manufacturers, distributors and designers which operate in the beachwear and surf apparel markets. Additionally, we do not have exclusive relationships with our suppliers who also sell their own products on a retail basis. Many of the designers, manufacturers, and retailers, domestic and foreign, that we compete with are significantly larger and have substantially greater resources than we do. These companies may be able to engage in larger scale branding, adverting and manufacturing activities than we can. Further, with sufficient financial backing, talented designers can become competitors within several years of establishing a new label. We compete primarily on the basis of fashion, quality, and service. Our business depends on our ability to shape and stimulate consumer tastes and demands by marketing innovative and exciting beachwear and surfing accessories, as well as on our ability to remain competitive in the areas of quality and price.

Government Regulation. Our products are subject to regulation by the Federal Trade Commission in the United States. Such regulations relate principally to the labeling of our products. We believe that our products will be in substantial compliance with such regulations, as well as applicable federal, state, local, and foreign rules and regulations.

Any import or export operations we engage in will also subject to constraints imposed by bilateral textile agreements between the United States and a number of foreign countries. Those agreements, which have been negotiated bilaterally either under the framework established by the Arrangement Regarding International Trade in Textiles, known as the Multifiber Agreement, or other applicable statutes, impose quotas on the amounts and types of merchandise which may be imported into the United States from these countries. Those agreements also allow the signatories to adjust the quantity of imports for categories of merchandise that, under the terms of the agreements, are not currently subject to specific limits. Our imported products may also be subject to United States customs' duties. In addition, each of the countries in which our products are sold may have laws and regulations regarding import restrictions, quotas, and duties. The United States and other countries in which our products are manufactured or sold may, from time to time, impose new quotas, duties, tariffs or other restrictions, or adversely adjust present prevailing rates, which could adversely affect our operations.

Employees. As of March 7, 2003, we have one full-time employee and one part-time employee. We believe that we have good relations with this employee. We are not a party to any collective bargaining agreements. We anticipate entering into an employment contract with Daniel Trotter. We have not yet entered into such an agreement with Mr. Trotter.

Facilities. Our headquarters are located at 1003 Dormador, Suite 21, San Clemente, California, 92672. We believe that our facilities are adequate for our needs and that additional suitable space will be available on acceptable terms as required. We do not own any real estate.

Management's Discussion and Analysis of Financial Condition and Results of Operations
---------------------------------------------------------------------------

For the period from December 13, 2001, our date of formation, through September 30, 2002.
-------------------------------------------------------------------------------


Liquidity and Capital Resources. As of September 30, 2002, we have cash of $1,571 and deposit of $5,000 with one of our suppliers. We believe that our available cash is sufficient to pay our day-to-day expenditures. Our officers and directors provided us with our initial capitalization of $15,000. As of September 30, 2002, our total liabilities were $8,037, all of which was for accounts payable and accrued expenses.


Results of Operations.
----------------------


Revenues. We have realized $6,000 in revenues during the period from December 13, 2001, our date of formation through September 30, 2002. We hope to continue to generate additional revenues after we commence our proposed sales operations. This revenue arose out of the development of a line of clothing for another party, who determined not to go forward with our company for the production of the line.

Operating Expenses. For the period ended September 30, 2002, our total expenses were $42,699, which were represented by general and administrative expenses. Therefore, for the period ended September 30, 2002, we experienced a net loss of $36,699.


For the period from December 13, 2001, our date of formation, through December 31, 2002.
------------------------------------------------------------------------------


Liquidity and Capital Resources. As of December 31, 2002, we have cash of $1,257 and deposit of $1,700 with one of our suppliers. We believe that our available cash is sufficient to pay our day-to-day expenditures. We believe that our officers and directors will pay our day to day expenses if we are not able to. As of December 31, 2002, our total liabilities were $12,247, all of which was for accounts payable and accrued expenses.

Results of Operations.

Revenues. We have realized $9,321 in revenues during the period from December 13, 2001, our date of formation through December 31, 2002. We hope to continue to generate additional revenues after we commence our proposed sales operations. This revenue arose out of the development of a line of clothing for another party, who determined not to go forward with our company for the production of the line.

Operating Expenses. For the period ended December 31, 2002, our total expenses were $59,344, which were represented by general and administrative expenses. Therefore, for the period ended December 31, 2002, we experienced a net loss of $50,023.

Our Plan of Operation for the Next Twelve Months. We have recently generated minimal revenues from operations. To effectuate our business plan during the next three to six months, we must continue to market our products and increase our product offerings. We are currently marketing our surf wear to people that participate in water sports and recreational activities such as professional surfing, waterskiing, snowboarding and skateboarding. To expand our marketing activities, we intend to develop sponsor relationships with professional athletes who participate in water sports and recreational activities. We believe that we can develop additional sponsor relationships with those athletes because traditional consumer product companies typically overlook those athletes.


We have cash of $1,257 as of December 31, 2002. In the opinion of management, available funds will not satisfy our working capital requirements for the next twelve months. Those funds do not include any funds raised in this offering. Our forecast for the period for which our financial resources will be adequate to support our operations involves risks and uncertainties and actual results could fail as a result of a number of factors.


In the event that we experience a shortfall in our capital, we believe that our officers and directors will contribute funds to pay for our expenses to achieve our objectives over the next twelve months. However, our officers and directors are not committed to contribute funds to pay for our expenses. Our belief that our officers and directors will pay our expenses is based on the fact that our officers and directors collectively own 2,500,000 shares of our common stock, which equals approximately 96% of our outstanding common stock. We believe that our officers and directors will continue to pay our expenses as long as they maintain their ownership of our common stock. Any additional capital contributed by our management would be contributed without any consideration. However, our officers and directors are not committed to contribute additional capital.

We are not currently conducting any research and development activities. We do not anticipate that we will purchase or sell any significant equipment. In the event that we generate significant revenues and expand our operations, then we may need to hire additional employees or independent contractors as well as purchase or lease additional equipment.

Description of Property
-----------------------

Property held by us. As of the date specified in the following table, we held the following property:



=============================== ===================== =========================
Property                         September 30, 2002      December 31, 2002
------------------------------- --------------------- -------------------------
Cash and deposits                       $6,571                 $2,957
------------------------------- --------------------- -------------------------
Property and Equipment, net               $0                     $0
=============================== ===================== =========================


Our Facilities. Our executive, administrative and operating office is located in the personal residence of Daniel Trotter, our president and one of our directors. We believe that our facilities are adequate for our needs and that additional suitable space will be available on acceptable terms as required. We do not own any real estate. Daniel Trotter, our president and director, currently provides office space to us at no charge. We do not have a written lease or sublease agreement and Mr. Trotter does not expect to be paid or reimbursed for providing office facilities. Our financial statements reflect, as occupancy costs, the fair market value of that space, which is approximately $100 per month. That amount has been included in the financial statements as additional capital contribution by Mr. Trotter.

Certain Relationships and Related Transactions
----------------------------------------------

Related party transactions.

Daniel Trotter, our president and director, currently provides office space to us at a monthly rate of $100. Mr. Trotter has provided office space to us at this rate since January 2002. Our financial statements reflect that amount as occupancy costs, and that amount has been included in the financial statements as an additional capital contribution by Mr. Trotter.

In January 2002, we issued 1,000,000 shares of our common stock to Daniel Trotter, our president, secretary, and one of our directors, in exchange for services and expenditures valued at $1,000, or $0.001 per share which represented the fair value of the common stock on the date of issuance. In January 2002, we had not yet commenced any operations, nor did we own any significant assets. As such, the value of our stock was set at its par value.

In February 2002, we issued 1,500,000 shares of our common stock to Shawn Peterson, our treasurer and one of our directors, in exchange for cash totaling $15,000, or $0.01 per share, which represented the fair value of the common stock on the date of issuance. Mr. Peterson purchased shares of our stock for cash totaling $15,000.

With regard to any future related party transaction, we plan to fully disclose any and all related party transactions, including, but not limited to, the following:

    o    disclose such transactions in prospectuses where required;
    o disclose in any and all filings with the Securities and Exchange Commission, where required;
    o    obtain disinterested directors consent; and
    o    obtain shareholder consent where required.

Market for Common Equity and Related Stockholder Matters
--------------------------------------------------------

Reports to Security Holders. Our securities are not listed for trading on any exchange or quotation service. We are not required to comply with the timely disclosure policies of any exchange or quotation service. The requirements to which we would be subject if our securities were so listed typically include the timely disclosure of a material change or fact with respect to our affairs and the making of required filings. Although we are not required to deliver an annual report to security holders, we intend to provide an annual report to our security holders, which will include audited financial statements.

When we become a reporting company with the Securities and Exchange Commission, the public may read and copy any materials filed with the Securities and Exchange Commission at the Security and Exchange Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission. The address of that site is http://www.sec.gov.


As of March 7, 2003, there were three record holders of our common stock.


There are no outstanding shares of our common stock which can be sold pursuant to Rule 144. There are no outstanding options or warrants to purchase, or securities convertible into, shares of our common stock. We have agreed to register for sale 100,000 shares of common held by one of our shareholders.

There have been no cash dividends declared on our common stock. Dividends are declared at the sole discretion of our Board of Directors.

Penny stock regulation. Shares of our common stock will probably be subject to rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks are generally equity securities with a price of less than $5.00, except for securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, which contains the following:

     o a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
     o a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to violation to such duties or other requirements of securities' laws;
     o a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the "bid" and "ask" price;
     o    a toll-free telephone number for inquiries on disciplinary actions;
     o definitions of significant terms in the disclosure document or in the conduct of trading in penny stocks; and
     o such other information and is in such form, including language, type, size and format, as the Securities and Exchange Commission shall require by rule or regulation.

Prior to effecting any transaction in penny stock, the broker-dealer also must provide the customer the following:

     o    the bid and offer quotations for the penny stock;
     o the compensation of the broker-dealer and its salesperson in the transaction;
     o the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
     o monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Holders of shares of our common stock may have difficulty selling those shares because our common stock will probably be subject to the penny stock rules.

Executive Compensation
----------------------

Any compensation received by our officers, directors, and management personnel will be determined from time to time by our Board of Directors. Our officers, directors, and management personnel will be reimbursed for any out-of-pocket expenses incurred on our behalf.

Summary Compensation Table. The table set forth below summarizes the annual and long-term compensation for services in all capacities to us payable to our chief executive officer and our other executive officers during the year ending December 31, 2002. Our Board of Directors may adopt an incentive stock option plan for our executive officers which would result in additional compensation.

==================== ====== =================================== =================================================== ===============
                                    Annual Compensation                       Long Term Compensation
-------------------- ------ ----------------------------------- --------------------------------------------------- ---------------
 Name and Principal  Year   Salary   Bonus      Other Annual                   Awards                    Payouts      All Other
      Position                ($)     ($)     Compensation ($)                                                       Compensation
-------------------- ------ -------- ------- ------------------ --------------- ---------------------- ------------ ---------------
                                                                 Restricted          Securities           LTIP
                                                                Stock Awards         Underlying        Payouts ($)
                                                                     ($)          Options/SARs (#)
-------------------- ------ -------- ------- ------------------ --------------- ---------------------- ------------ ---------------
Daniel Trotter,      2002    None     None          None             None               None              None        $1,000 (1)
president secretary
-------------------- ------ -------- ------- ------------------ --------------- ---------------------- ------------ ---------------
Shawn Peterson,      2002    None     None          None             None               None              None           None
treasurer
==================== ====== ======== ======= ================== =============== ====================== ============ ===============
(1)Represents stock issued for services.

Compensation of Directors. Our current directors are also our employees and receive no extra compensation for their service on our board of directors.

Compensation of Officers. As of March 7, 2003, our officers have received no compensation for their services provided to us, other than stock issued for services as indicated in the table above.

Employment Contracts. We anticipate that we will enter into an employment agreement with Daniel Trotter, although we do not currently know the terms of that employment agreement.

Financial Statements
--------------------




                               COVE APPAREL, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS

                      FOR THE PERIOD FROM DECEMBER 13, 2001
 (INCEPTION) TO SEPTEMBER 30, 2002 AND THE THREE MONTHS ENDED DECEMBER 31, 2002
                                   (UNAUDITED)




                                    CONTENTS

                                                                         Page
                                                                         ----

Independent Auditors' Report                                              23

Financial Statements:
  Balance Sheets                                                          24
  Statements of Operations                                                25
  Statement of Stockholders' Deficit                                      26
  Statements of Cash Flows                                                27
  Notes to Financial Statements                                        28 - 34

                          INDEPENDENT AUDITORS' REPORT


Board of Directors
Cove Apparel, Inc.
Carson City, Nevada

We have audited the accompanying balance sheet of Cove Apparel, Inc. (a Nevada corporation in the development stage) as of September 30, 2002, and the related statements of operations, stockholders' deficit and cash flows for the period from December 13, 2001 (inception) to September 30, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cove Apparel, Inc. as of September 30, 2002, and the results of its operations and cash flows for the period from December 13, 2001 (inception) to September 30, 2002, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the accompanying financial statements, the Company has no established source of revenue, which raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters is also discussed in Note
1. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.



/s/ Stonefield Josephson, Inc.

CERTIFIED PUBLIC ACCOUNTANTS

Santa Monica, California
November 19, 2002

                               COVE APPAREL, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                                 BALANCE SHEETS



                                     ASSETS
                                                                        December 31,             September 30,
                                                                            2002                     2002
                                                                    ----------------------    -------------------
                                                                         (Unaudited)

Current assets -
    Cash and cash equivalents                                        $              1,257      $           1,571

Deposits                                                                            1,700                  5,000
                                                                    ----------------------    -------------------

                                                                     $              2,957      $           6,571
                                                                    ======================    ===================


                     LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities -
    Accounts payable and accrued expenses                            $             12,247      $           8,037
                                                                    ----------------------    -------------------

Stockholders' deficit:
    Preferred stock, $0.001 par value; 5,000,000 shares
      authorized, no shares issued or outstanding                                       -                      -
    Common stock, $0.001 par value; 50,000,000 shares
      authorized, 2,600,000 issued and outstanding                                  2,600                  2,600
    Additional paid-in capital                                                     38,133                 32,633
    Deficit accumulated during development stage                                  (50,023)               (36,699)
                                                                    ----------------------    -------------------

       Total stockholders' deficit                                                 (9,290)                (1,466)
                                                                    ----------------------    -------------------

                                                                     $              2,957      $           6,571
                                                                    ======================    ===================



See accompanying independent auditors' report and notes to financial statements.

                        COVE APPAREL, INC.
                   (A DEVELOPMENT STAGE COMPANY)

                     STATEMENTS OF OPERATIONS


                                                                                                           Form the period from
                                                      For the three             Form the period from        December 13, 2001
                                                      months ended               December 13, 2001            (inception) to
                                                    December 31, 2002             (inception) to            December 31, 2002
                                                       (Unaudited)               September 30, 2002            (Unaudited)
                                                 --------------------------------------------------------------------------------
Net revenue                                       $                 3,321      $                6,000     $                9,321

General and administrative expenses                                16,645                      42,699                     59,344
                                                 -------------------------   -------------------------  -------------------------

Loss before provision for income taxes                            (13,324)                    (36,699)                   (50,023)

Provision for income taxes                                              -                           -                          -
                                                 -------------------------   -------------------------  -------------------------

Net loss                                          $               (13,324)     $              (36,699)    $              (50,023)
                                                 =========================   =========================  =========================


Net loss available to common stockholders per common share - basic and dilutive:

    Loss per common share - basic and dilutive    $                 (0.01)     $                (0.02)    $                (0.02)
                                                 =========================   =========================  =========================

    Weighted average common shares
      outstanding - basic and dilutive                          2,600,000                   2,350,579                  2,415,954
                                                 =========================   =========================  =========================



See accompanying independent auditors' report and notes to financial statements.

                                                                     COVE APPAREL, INC.
                                                               (A DEVELOPMENT STAGE COMPANY)

                                                             STATEMENT OF STOCKHOLDERS' DEFICIT



                                                                                                   Deficit
                                                                                                 accumulated
                                                    Common stock                 Additional        during               Total
                                           ----------------------------------      paid-in       development        stockholders'
                                               Shares            Amount            capital          stage         equity/(deficit)
                                           ---------------  -----------------  --------------- ----------------  -----------------
Balance at December 13, 2001,
  date of incorporation                                 -    $             -    $           -   $           -     $             -

Issuance of Founders Shares for
  services at $0.001 per share
  (January 2002)                                1,000,000              1,000                -               -               1,000

Issuance of common stock for cash
  at $0.01 per share (February 2002)            1,500,000              1,500           13,500               -              15,000

Issuance of common stock for
  services at $0.01 per share
  (March 2002)                                    100,000                100              900               -               1,000

Additional paid-in capital in exchange
  for office expenses                                   -                  -              900               -                 900

Additional paid-in capital in exchange
  for services from officers                            -                  -           17,333               -              17,333

Net loss from inception to
     September 30, 2002                                 -                  -                -         (36,699)            (36,699)
                                           ---------------  -----------------  --------------- ----------------  -----------------

Balance at September 30, 2002                   2,600,000              2,600           32,633         (36,699)             (1,466)

Additional paid-in capital in exchange
  for office expenses (unaudited)                       -                  -              300               -                 300

Additional paid-in capital in exchange
  for services from officers (unaudited)                -                  -            5,200               -               5,200

Net loss for three months ended
     December 31, 2002 (unaudited)                      -                  -                -         (13,324)            (13,324)
                                           ---------------  -----------------  --------------- ----------------  -----------------

Balance at December 31, 2002 (unaudited)        2,600,000    $         2,600    $      38,133   $     (50,023)    $        (9,290)
                                           ===============  =================  =============== ================  =================


See accompanying independent auditors' report and notes to financial statements.

                                  COVE APPAREL, INC.
                             (A DEVELOPMENT STAGE COMPANY)

                               STATEMENTS OF CASH FLOWS


                                                                                                             Form the period from
                                                                   For the three      Form the period from     December 13, 2001
                                                                    months ended        December 13, 2001        (inception) to
                                                                 December 31, 2002      (inception) to         December 31, 2002
                                                                    (Unaudited)       September 30, 2002          (Unaudited)
                                                                -----------------------------------------------------------------

Cash flows provided by (used for) operating activities:
     Net loss                                                    $         (13,324)     $        (36,699)     $        (50,023)
                                                                -------------------  --------------------  --------------------

     Adjustments to reconcile net loss to net cash provided by
       (used for) operating activities:
        Non-cash issuance of common stock for services                           -                 2,000                 2,000
        Non-cash additional paid-in-capital in exchange for
          office expenses                                                      300                   900                 1,200
        Non-cash additional paid-in-capital in exchange for
          for services from officers                                         5,200                17,333                22,533

        (Increase) decrease in assets -
           deposits                                                          3,300                (5,000)               (1,700)

        Increase in liabilities -
           accounts payable and accrued expenses                             4,210                 8,037                12,247
                                                                -------------------  --------------------  --------------------

                 Total adjustments                                          13,010                23,270                36,280
                                                                -------------------  --------------------  --------------------

                 Net cash used for operating activities                       (314)              (13,429)              (13,743)

Cash flows provided by financing activities -
     proceeds from issuance of common stock                                      -                15,000                15,000
                                                                -------------------  --------------------  --------------------

Net increase (decrease) in cash                                               (314)                1,571                 1,257
Cash, beginning of period                                                    1,571                     -                     -
                                                                -------------------  --------------------  --------------------

Cash, end of period                                              $           1,257      $          1,571      $          1,257
                                                                ===================  ====================  ====================

Supplemental disclosure of cash flow information:
     Income taxes paid                                           $               -      $              -      $              -
                                                                ===================  ====================  ====================

     Interest paid                                               $               -      $              -      $              -
                                                                ===================  ====================  ====================
Supplemental disclosure of non-cash financing activities:
     In January 2002, the Company issued 1,000,000 shares of its common stock in exchange for services to incorporate the Company. The Founder Shares were valued at the Company's par value of its common stock totaling $1,000, which represented its fair market value on the date of issuance.

     In February 2002, 1,500,000 shares of the Company's common stock were purchased for cash at $0.01 per share totaling $15,000, which was the fair market value of the Company's common stock on the date of issuance.

     In March 2002, 100,000 shares of the Company's common stock were issued at $0.01 in exchange for services rendered totaling $1,000, which was the fair market value of the
       Company's common stock on the date of issuance.




See accompanying independent auditors' report and notes to financial statements.

                               COVE APPAREL, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

                      FOR THE PERIOD FROM DECEMBER 13, 2001
      (INCEPTION) TO SEPTEMBER 30, 2002 AND THE THREE MONTHS ENDED DECEMBER
                              31, 2002 (UNAUDITED)



(1)      Summary of Significant Accounting Policies:

         Nature of Business:

                  Cove Apparel, Inc. (the "Company") is currently a development stage company under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 7 and was incorporated under the laws of the State of Nevada on December 13, 2001, with a September 30 year-end. The Company is in the process of developing a line of casual wear to manufacture and distribute. The Company has produced revenues of $9,321 (unaudited) since inception but will continue to report as a developmental stage company until significant revenues are produced.

         Basis of Presentation:

                  The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. However, the Company has no established source of revenue. This matter raises substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

                  Management plans to take the following steps that it believes will be sufficient to provide the Company with the ability to continue in existence. Management intends to continue to raise additional financing through debt and equity financing or other means and interests that it deems necessary, with a view to moving forward and sustaining a prolonged growth in its strategy phases.

         Interim Financial Statements:

                  The accompanying unaudited financial statements for the three months ended December 31, 2002 include all adjustments (consisting of only normal recurring accruals), which, in the opinion of management, are necessary for a fair presentation of the results of operations for the periods presented. Interim results are not necessarily indicative of the results to be expected for a full year. The unaudited financial statements should be read in conjunction with the audited financial statements included in this Form SB-2/A, filed with the Securities and Exchange Commission for the period from December 13, 2001 (inception) to September 30, 2002.

                               COVE APPAREL, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                      FOR THE PERIOD FROM DECEMBER 13, 2001
      (INCEPTION) TO SEPTEMBER 30, 2002 AND THE THREE MONTHS ENDED DECEMBER
                              31, 2002 (UNAUDITED)




(1)      Summary of Significant Accounting Policies, Continued:

         Revenue Recognition:

                  The Company recognizes revenue upon the delivery of its products to customers. Shipping and handling charges are included in gross sales, with the related costs included in selling, general and administrative expenses. Sales are recorded net of returns, discounts and allowances.

         Use of Estimates:

                  The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported periods. Actual results could materially differ from those estimates.

         Comprehensive Income:

                  Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income," establishes standards for the reporting and display of comprehensive income and its components in the financial statements. For the period from December 13, 2001 (inception) to September 30, 2002 and the three months ended December 31, 2002 (unaudited), the Company has no items that represent other comprehensive income, and therefore, has not included a Schedule of Comprehensive Income in the financial statements.

         Cash:

                  Equivalents

                  Cash equivalents include all highly liquid debt instruments with original maturities of three months or less which are not securing any corporate obligations.

                  Concentration

                  The Company maintains its cash in bank deposit accounts, which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts.

                               COVE APPAREL, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                      FOR THE PERIOD FROM DECEMBER 13, 2001
      (INCEPTION) TO SEPTEMBER 30, 2002 AND THE THREE MONTHS ENDED DECEMBER
                              31, 2002 (UNAUDITED)




(1)      Summary of Significant Accounting Policies, Continued:

         Basic and Diluted Income/(Loss) Per Share:

                  In accordance with SFAS No. 128, "Earnings Per Share," the basic income/(loss) per common share is computed by dividing net income/(loss) available to common stockholders by the weighted average number of common shares outstanding. Diluted income per common share is computed similar to basic income per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. As of December 31, 2002, the Company does not have any equity or debt instruments outstanding that can be converted into common stock.

         Income Taxes:

                  The Company accounts for income taxes under SFAS 109, "Accounting for Income Taxes." Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

         Stock-Based Compensation:

                  The Company accounts for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and complies with the disclosure provisions of SFAS 123, "Accounting for Stock-Based Compensation". Under APB 25, compensation cost is recognized over the vesting period based on the excess, if any, on the date of grant of the deemed fair value of the Company's shares over the employee's exercise price. When the exercise price of the employee share options is less than the fair value price of the underlying shares on the grant date, deferred stock compensation is recognized and amortized to expense in accordance with FASB Interpretation No. 28 over the vesting period of the individual options. Accordingly, because the exercise price of the Company's employee options equals or exceeds the market price of the underlying shares on the date of grant, no compensation expense is recognized. Options or shares awards issued to non-employees are valued using the fair value method and expensed over the period services are provided.

                               COVE APPAREL, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                      FOR THE PERIOD FROM DECEMBER 13, 2001
      (INCEPTION) TO SEPTEMBER 30, 2002 AND THE THREE MONTHS ENDED DECEMBER
                              31, 2002 (UNAUDITED)




(1)      Summary of Significant Accounting Policies, Continued:

         Fair Value of Financial Instruments:

                  The estimated fair values of cash, accounts receivable, accounts payable, and accrued expenses, none of which are held for trading purposes, approximate their carrying value because of the short term maturity of these instruments or the stated interest rates are indicative of market interest rates.

         Advertising Costs:

                  Advertising costs are expensed as incurred. There were no advertising expenses for the period from December 13, 2001 (inception) to September 30, 2002 or for the three months ended December 31, 2002 (unaudited).

         Segment Reporting:

                  Based on the Company's integration and management strategies, the Company operated in a single business segment. For the period from December 13, 2001 (inception) to September 30, 2002 and the three months ended December 31, 2002 (unaudited), all revenues have been derived from domestic operations.

         Recent Accounting Pronouncements:

                  In July 2001, the FASB issued SFAS No. 141 "Business Combinations." SFAS No. 141 supersedes Accounting Principles Board ("APB") No. 16 and requires that any business combinations initiated after June 30, 2001 be accounted for as a purchase; therefore, eliminating the pooling-of-interest method defined in APB 16. The statement is effective for any business combination initiated after June 30, 2001 and shall apply to all business combinations accounted for by the purchase method for which the date of acquisition is July 1, 2001 or later. The Company did not have any material impact to the Company's financial position or results of operations since the Company did not participate in such activities covered under this pronouncement.

                  In July 2001, the Financial Accounting Standards Board (FASB) issued SFAS No. 142, "Goodwill and Other Intangibles." SFAS No. 142 addresses the initial recognition; measurement and amortization of intangible assets acquired individually or with a group of other assets (but not those acquired in a business combination) and addresses the amortization provisions for excess cost over fair value of net assets acquired or intangibles acquired in a business combination. The statement is effective for fiscal years beginning after December 15, 2001, and is effective July 1, 2001 for any intangibles acquired in a business combination initiated after June 30, 2001. The Company has implemented this pronouncement and has concluded that the adoption has no material impact to the financial statements.

                               COVE APPAREL, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                      FOR THE PERIOD FROM DECEMBER 13, 2001
      (INCEPTION) TO SEPTEMBER 30, 2002 AND THE THREE MONTHS ENDED DECEMBER
                              31, 2002 (UNAUDITED)



(1)      Summary of Significant Accounting Policies, Continued:

         Recent Accounting Pronouncements, Continued:

                  In October 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations," which requires companies to record the fair value of a liability for asset retirement obligations in the period in which they are incurred. The statement applies to a company's legal obligations associated with the retirement of a tangible long-lived asset that results from the acquisition, construction, and development or through the normal operation of a long-lived asset. When a liability is initially recorded, the company would capitalize the cost, thereby increasing the carrying amount of the related asset. The capitalized asset retirement cost is depreciated over the life of the respective asset while the liability is accreted to its present value. Upon settlement of the liability, the obligation is settled at its recorded amount or the company incurs a gain or loss. The statement is effective for fiscal years beginning after June 30, 2002. The Company has implemented this pronouncement and has concluded that the adoption has no material impact to the financial statements. The Company does not expect the adoption to have a material impact to the Company's financial position or results of operations.

                  In October 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." Statement 144 addresses the accounting and reporting for the impairment or disposal of long-lived assets. The statement provides a single accounting model for long-lived assets to be disposed of. New criteria must be met to classify the asset as an asset held-for-sale. This statement also focuses on reporting the effects of a disposal of a segment of a business. This statement is effective for fiscal years beginning after December 15, 2001. The Company has implemented this pronouncement and has concluded that the adoption has no material impact to the financial statements.

                  In April 2002, the FASB issued Statement No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." This Statement rescinds FASB Statement No. 4, "Reporting Gains and Losses from Extinguishment of Debt," and an amendment of that Statement, FASB Statement No. 64, "Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements" and FASB Statement No. 44, "Accounting for Intangible Assets of Motor Carriers." This Statement amends FASB Statement No. 13, "Accounting for Leases," to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. The Company does not expect the adoption to have a material impact to the Company's financial position or results of operations.

                               COVE APPAREL, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                      FOR THE PERIOD FROM DECEMBER 13, 2001
      (INCEPTION) TO SEPTEMBER 30, 2002 AND THE THREE MONTHS ENDED DECEMBER
                              31, 2002 (UNAUDITED)




(1)      Summary of Significant Accounting Policies, Continued:

         Recent Accounting Pronouncements, Continued:

                  In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities". SFAS No. 146 requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan, as previously required under Emerging Issues Task Force ("EITF") Issue 94-3. A fundamental conclusion reached by the FASB in this statement is that an entity's commitment to a plan, by itself, does not create a present obligation to others that meets the definition of a liability. SFAS No. 146 also establishes that fair value is the objective for initial measurement of the liability. The provisions of this statement are effective for exit or disposal activities that are initiated after December 31, 2002. The Company does not expect the adoption to have a material impact to the Company's financial position or results of operations.

                  In October 2002, the FASB issued Statement No. 147, "Acquisitions of Certain Financial Institutions--an amendment of FASB Statements No. 72 and 144 and FASB Interpretation No. 9", which removes acquisitions of financial institutions from the scope of both Statement 72 and Interpretation 9 and requires that those transactions be accounted for in accordance with Statements No. 141, Business Combinations, and No. 142, Goodwill and Other Intangible Assets. In addition, this Statement amends SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, to include in its scope long-term customer-relationship intangible assets of financial institutions such as depositor- and borrower-relationship intangible assets and credit cardholder intangible assets. The requirements relating to acquisitions of financial institutions is effective for acquisitions for which the date of acquisition is on or after October 1, 2002. The provisions related to accounting for the impairment or disposal of certain long-term customer-relationship intangible assets are effective on October 1, 2002. The adoption of this Statement did not have a material impact to the Company's financial position or results of operations as the Company has not engaged in either of these activities.

                  In December 2002, the FASB issued Statement No. 148, "Accounting for Stock-Based Compensation--Transition and Disclosure", which amends FASB Statement No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of Statement 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The transition guidance and annual disclosure provisions of Statement 148 are effective for fiscal years ending after December 15, 2002, with earlier application permitted in certain circumstances. The interim disclosure provisions are effective for financial reports containing financial statements for interim periods beginning after December 15, 2002.

                               COVE APPAREL, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                      FOR THE PERIOD FROM DECEMBER 13, 2001
      (INCEPTION) TO SEPTEMBER 30, 2002 AND THE THREE MONTHS ENDED DECEMBER
                              31, 2002 (UNAUDITED)




(1)      Summary of Significant Accounting Policies, Continued:

         Recent Accounting Pronouncements, Continued:

                  The adoption of this statement did not have a material impact on the Company's financial position or results of operations as the Company has not elected to change to the fair value based method of accounting for stock-based employee compensation.

                  In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities." Interpretation 46 changes the criteria by which one company includes another entity in its consolidated financial statements. Previously, the criteria were based on control through voting interest. Interpretation 46 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. A company that consolidates a variable interest entity is called the primary beneficiary of that entity. The consolidation requirements of Interpretation 46 apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements apply to older entities in the first fiscal year or interim period beginning after June 15, 2003. Certain of the disclosure requirements apply in all financial statements issued after January 31, 2003, regardless of when the variable interest entity was established. The Company does not expect the adoption to have a material impact to the Company's financial position or results of operations.


(2)      Related-Party Transactions:

         An officer of the Company provided office space to the Company at $100 per month on a month-to-month basis, which was recorded as a contribution to capital. Total office expense for the period from December 13, 2001 (inception) to September 30, 2002 and for the three months ended December 31, 2002 was $900 and $300 (unaudited), respectively.


(3)      Executive Compensation:

         Compensation expense of $5,200 (unaudited) and $17,333 has been recognized for services provided by officers for the three months ended December 31, 2002 and the period from December 31, 2001 (inception) to September 30, 2002, respectively, with an offset to additional paid-in capital.

                               COVE APPAREL, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                      FOR THE PERIOD FROM DECEMBER 13, 2001
      (INCEPTION) TO SEPTEMBER 30, 2002 AND THE THREE MONTHS ENDED DECEMBER
                              31, 2002 (UNAUDITED)




(4)      Stockholders' Deficit:

         Common Stock

         In January 2002, the Company issued 1,000,000 shares of its common stock in exchange for services to incorporate the Company. The Founder Shares were valued at the Company's par value of its common stock totaling $1,000, which represented its fair market value on the date of issuance.

         In February 2002, 1,500,000 shares of the Company's common stock were purchased for cash at $0.01 per share totaling $15,000, which was the fair market value of the Company's common stock on the date of issuance. In March 2002, 100,000 shares of the Company's common stock were issued at $0.01 in exchange for services rendered totaling $1,000, which was the fair market value of the Company's common stock on the date of issuance.


(5)      Commitments and Contingencies:

         Currently, the Company is dependent on one supplier, with which there is no formal written agreement.


(6)      Future Offering Costs:

         Future offering costs, which are estimated will amount to approximately $16,000 in connection with the registration and sale of the Company's common stock, will be offset by the sales proceeds.


(7)      Provision for Income Taxes:

         Deferred income taxes are reported using the liability method. Deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

                               COVE APPAREL, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                      FOR THE PERIOD FROM DECEMBER 13, 2001
      (INCEPTION) TO SEPTEMBER 30, 2002 AND THE THREE MONTHS ENDED DECEMBER
                              31, 2002 (UNAUDITED)



(7)      Provision for Income Taxes, Continued:

         As of December 31, 2002 (unaudited) and September 30, 2002, the Company had net operating loss carryforwards of $50,023 and $36,699, respectively, expiring in 2022. During the period from December 13, 2001 (inception) to September 30, 2002 and the three months ended December 31, 2002, the valuation allowance increased by $12,478 and $4,522, respectively. Deferred tax assets resulting from the net operating losses are reduced by a valuation allowance, when, in the opinion of management, utilization is not reasonably assured.

         A summary is as follows:

                                                          December 31,              September 30,
                                                              2002                      2002
                                                              ----                      ----
                                                           (Unaudited)
                  Net operating loss carryforward      $          50,023         $           36,699
                  Effective tax rate                                  34%                        34%
                                                       -----------------         ------------------

                  Deferred tax asset                              17,000                     12,478
                  Valuation allowance                            (17,000)                   (12,478)
                                                       -----------------         ------------------

                  Net deferred tax asset               $               -         $                -
                                                       =================         ==================

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure
---------------------------------------------------------------------------


In August 2002, our Board of Directors appointed Stonefield Josephson, Inc., independent accountant, to audit our financial statements for the period from December 13, 2001, our date of formation, through December 31, 2002. Prior to our appointment of Stonefield Josephson, Inc. as our auditor, our financial statements had not been audited. Prior to engaging Stonefield Josephson, Inc., we had not consulted with them on the application of accounting principles to a specific transaction, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements. There have been no disagreements with our accountant since our formation required to be disclosed pursuant to Item 304 of Regulation S-B.


                                  LEGAL MATTERS

The validity of the issuance of the shares of common stock offered by us has been passed upon by the Law Offices of Karin C. Carter, located in Long Beach, California.

                                     EXPERTS


Our financial statements for the period from December 13, 2001, our date of formation, through December 31, 2002, appearing in this prospectus which is part of a Registration Statement have been audited by Stonefield Josephson, Inc. and are included in reliance upon such reports given upon the authority of Stonefield Josephson, Inc. as experts in accounting and auditing.


                             ADDITIONAL INFORMATION

We have filed a registration statement on Form SB-2 with the Securities and Exchange Commission pursuant to the Securities Act of 1933. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information regarding us and our common stock offered hereby, reference is made to the registration statement and the exhibits and schedules filed as a part of the registration statement.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers
-----------------------------------------

Article Seven of our Articles of Incorporation provides, among other things, that our officers and directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as an officer or a director, except for liability:

    o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or
    o for unlawful payments of dividends or unlawful stock purchase or redemption by us.

Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless the act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Other Expenses of Issuance and Distribution
-------------------------------------------

We will pay all expenses in connection with the registration and sale of our common stock. None of the expenses will be paid by the selling security holders. The estimated expenses of issuance and distribution are set forth below.

======================================== ==================== ===============
Registration Fees                        Approximately                $24.00
---------------------------------------- -------------------- ---------------
Transfer Agent Fees                      Approximately               $650.00
---------------------------------------- -------------------- ---------------
Costs of Printing and Engraving          Approximately               $500.00
---------------------------------------- -------------------- ---------------
Legal Fees                               Approximately            $10,000.00
---------------------------------------- -------------------- ---------------
Accounting Fees                          Approximately             $5,000.00
======================================== ==================== ===============

Recent Sales of Unregistered Securities
---------------------------------------

There have been no sales of unregistered securities within the last three years, which would be required to be disclosed pursuant to Item 701 of Regulation S-B, except for the following:

In January 2002, we issued 1,000,000 shares of our common stock to Daniel Trotter, our president and one of our directors, in exchange for expenses of $1,000 related to our incorporation, or $0.001 per share, which represented its fair market value on the date of issuance. The shares were issued in a transaction which we believe satisfies the requirements of that certain exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended, which exemption is specified by the provisions of Section 4(2) of that act. We believe that Mr. Trotter has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment. In addition, Mr. Trotter had sufficient access to material information about us because he is our president and one of our directors.

In February 2002, we issued 1,500,000 shares of our common stock to Shawn Peterson, our secretary, treasurer and one of our directors, in exchange for $15,000, or $0.01 per share, which represented its fair market value on the date of issuance. The shares were issued in a transaction which we believe satisfies the requirements of that certain exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended, which exemption is specified by the provisions of Section 4(2) of that act. We believe that Mr. Peterson has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment. In addition, Mr. Peterson had sufficient access to material information about us because he is our secretary, treasurer and one of our directors.

In March 2002, we issued 100,000 shares of our common stock to BMR Solutions, Inc., for services valued at $1,000, which represented its fair market value on the date of issuance. The shares were issued in a transaction which we believe satisfies the requirements of that certain exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended, which exemption is specified by the provisions of Section 4(2) of that act. We believe that BMR Solutions, Inc. has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the prospective investment. In addition, BMR Solutions, Inc. had sufficient access to material information about us because we provided BMR Solutions, Inc. with our business plan and information regarding our financial condition.

Exhibits
--------

         Copies of the following documents are filed with this registration statement, Form SB-2, as exhibits:

Exhibit No.
----------

1.                Underwriting Agreement (not applicable)

3.1               Amended and Restated Articles of Incorporation*

3.2               Bylaws*

4                 Subscription Agreement

5.                Executed Opinion Re: Legality

8.                Opinion Re: Tax Matters (not applicable)

11.               Statement Re: Computation of Per Share Earnings**

23.1              Consent of Auditors

23.2              Consent of Counsel***

*Included in Registration Statement on Form SB-2 filed September 18, 2002 **Included in Financial Statements
***Included in Exhibit 5

Undertakings
------------

A. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

B. We hereby undertake:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i)      To include any prospectus required by Section 10(a)
                           (3) of the Securities Act of 1933;

                  (ii) To specify in the prospectus any facts or events arising after the effective date of the registration statement, or most recent post-effective amendment thereof, which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered, and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b), Section 230.424(b) of Regulation S-B, if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

SIGNATURES


In accordance with the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, in the city of San Clemente, State of California, on March 7, 2003.


Cove Apparel, Inc.,
a Nevada corporation


/s/ Daniel Trotter
--------------------------------------------
Daniel Trotter
principal executive officer
president, director


In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:



/s/ Daniel Trotter                                  March 7, 2003
--------------------------------------------

Daniel Trotter
principal executive officer
president, secretary, director



/s/ Shawn Peterson                                  March 7, 2003
--------------------------------------------
Shawn Peterson
principal financial and accounting officer
treasurer, director